EX-28(h)(3)(a)

AMENDMENT TO

SCHEDULE A

AMENDED AND RESTATED

EXPENSE LIMITATION AGREEMENT

THIS AMENDED SCHEDULE A lists the Funds and the Expense Limitation Amounts which are established pursuant to the Amended and Restated Expense Limitation Agreement dated April 26, 2019.

LVIP FUND NAME	STANDARD CLASS EXPENSE LIMIT	SERVICE CLASS EXPENSE LIMIT	EFFECTIVE DATE	TERMINATION DATE
Lincoln iShares® Fixed Income Allocation Fund	0.15%	N/A	May 1, 2021	April 30, 2022
Lincoln iShares® Global Growth Allocation Fund	0.20%	N/A	May 1, 2021	April 30, 2022
Lincoln iShares® U.S. Moderate Allocation Fund	0.19%	N/A	May 1, 2021	April 30, 2022
Lincoln Nasdaq-100 Buffer Fund Jun	0.62%	0.97%	June 18, 2021	June 17, 2022
Lincoln Nasdaq-100 Buffer Fund Sep	0.62%	0.97%	September 17, 2021	September 16, 2022
Lincoln Nasdaq-100 Buffer Fund Dec	0.62%	0.97%	December 17, 2021	December 16, 2022
Lincoln Nasdaq-100 Buffer Fund Mar	0.62%	0.97%	March 18, 2022	March 17, 2023
Lincoln S&P 500 Buffer Fund May	0.58%	0.93%	May 21, 2021	May 20, 2022
Lincoln S&P 500 Ultra Buffer Fund May	0.58%	0.93%	May 21, 2021	May 20, 2022
Lincoln S&P 500 Buffer Fund Aug	0.58%	0.93%	August 20, 2021	August 19, 2022
Lincoln S&P 500 Ultra Buffer Fund Aug	0.58%	0.93%	August 20, 2021	August 19, 2022
Lincoln S&P 500 Buffer Fund Nov	0.58%	0.93%	November 19, 2021	November 18, 2022
Lincoln S&P 500 Ultra Buffer Fund Nov	0.58%	0.93%	November 19, 2021	November 18, 2022
Lincoln S&P 500 Buffer Fund Feb	0.58%	0.93%	February 18, 2022	February 17, 2023
Lincoln S&P 500 Ultra Buffer Fund Feb	0.58%	0.93%	February 18, 2022	February 17, 2023
LVIP American Century Select Mid Cap Value Managed Volatility Fund	0.895%	1.245%	May 1, 2021	April 30, 2022
LVIP Baron Growth Opportunities Fund	0.93%	1.18%	May 1, 2021	April 30, 2022
LVIP BlackRock Advantage Allocation Fund	0.73%	0.98%	May 1, 2021	April 30, 2022

EX-28(h)(3)(a)

LVIP FUND NAME	STANDARD CLASS EXPENSE LIMIT	SERVICE CLASS EXPENSE LIMIT	EFFECTIVE DATE	TERMINATION DATE
LVIP BlackRock Dividend Value Managed Volatility Fund[1]	0.675%	0.925%	May 1, 2021	April 30. 2022
LVIP BlackRock Global Allocation Fund	0.73%	0.98%	May 1, 2021	April 30, 2022
LVIP ClearBridge Franklin Select Large Cap Managed Volatility Fund[2]	0.675%	1.025%	May 1, 2021	April 30, 2022
LVIP Delaware Wealth Builder Fund	0.71%	0.96%	May 1, 2021	April 30, 2022
LVIP Delaware U.S. Growth Fund[3]	0.73%	1.03%	May 1, 2021	April 30, 2023
LVIP Delaware Value Fund[4]	0.69%	0.99%	May 1, 2021	April 30, 2023
LVIP Delaware Diversified Income Fund[5]	0.54%	0.84%	May 1, 2021	April 30, 2023
LVIP Delaware Limited-Term Diversified Income Fund[6]	0.53%	0.83%	May 1, 2021	April 30, 2023

1 Effective upon the reorganization of the LVIP Franklin Templeton Value Managed Volatility Fund into LVIP BlackRock Dividend Managed Volatility Fund (the “Fund”) on November 22, 2019, LIAC agreed to limit the Fund’s Operating Expenses at the levels shown above for two years following the reorganization. The intended effect of this limit is to limit the Fund’s net annual fund operating expense ratio to 0.68% (for Standard class) and 0.93% (for Service class) until at least November 22, 2021. After November 22, 2021, LIAC may amend this expense limit only with the Board’s consent. Effective May 1, 2020, LIAC will reduce the Fund’s expense limit to 0.675% (for Standard class) and 0.925% (for Service Class) until at least November 22,2021.

2 Effective upon the reorganization of the LVIP ClearBridge Large Cap Managed Volatility Fund into LVIP ClearBridge QS Select Large Cap Managed Volatility Fund (the “Fund”) on May 24, 2019, LIAC agreed to limit the Fund’s Operating Expenses at the levels shown above for two years following the reorganization. The intended effect of this limit is to limit the Fund’s net annual fund operating expense ratio to 0.68% (for Standard class) and 1.03% (for Service class) until at least May 25, 2021. Effective May 1, 2020, LIAC will reduce the Fund’s expense limit to 0.675% (for Standard class) and 1.025% (for Service class) until at least May 25, 2021.

3 Effective upon the adoption of the Delaware VIP U.S. Growth Series into the LVIP Delaware U.S. Growth Fund (the “Fund”) on May 1, 2021, LIAC agreed to limit the Fund’s Operating Expenses at the levels shown above for two years following the reorganization. The intended effect of this limit is to limit the Fund’s net annual fund operating expense ratio to 0.73% (for Standard class) and 1.03% (for Service class) until April 30, 2023. After April 30, 2023, LIAC may amend this expense limit only with the Board’s consent.

4 Effective upon the adoption of the Delaware VIP Large Cap Value Series into the LVIP Delaware Value Fund (the “Fund”) on May 1, 2021, LIAC agreed to limit the Fund’s Operating Expenses at the levels shown above for two years following the reorganization. The intended effect of this limit is to limit the Fund’s net annual fund operating expense ratio to 0.69% (for Standard class) and 0.99% (for Service class) until April 30, 2023. After April 30, 2023, LIAC may amend this expense limit only with the Board’s consent.

5 Effective upon the adoption of the Delaware VIP Diversified Income Series into the LVIP Delaware Diversified Income Fund (the “Fund”) on May 1, 2021, LIAC agreed to limit the Fund’s Operating Expenses at the levels shown above for two years following the reorganization. The intended effect of this limit is to limit the Fund’s net annual fund operating expense ratio to 0.54% (for Standard class) and 0.84% (for Service class) until April 30, 2023. After April 30, 2023, LIAC may amend this expense limit only with the Board’s consent.

EX-28(h)(3)(a)

LVIP FUND NAME	STANDARD CLASS EXPENSE LIMIT	SERVICE CLASS EXPENSE LIMIT	EFFECTIVE DATE	TERMINATION DATE
LVIP Delaware SMID Cap Core Fund[7]	0.80%	1.10%	May 1, 2021	April 30, 2023
LVIP Delaware High Yield Fund[8]	0.74%	1.04%	May 1, 2021	April 30, 2023
LVIP Delaware REIT Fund[9]	0.83%	1.13%	May 1, 2021	April 30, 2023
LVIP Dimensional International Core Equity Fund	0.62%	0.87%	April 1, 2021	April 30, 2022
LVIP Franklin Templeton Multi-Asset Opportunities Fund	0.42%	0.67%	May 1, 2021	April 30, 2022
LVIP Fidelity Institutional AM® Select Core Equity Managed Volatility Fund	0.095%	0.445%	May 1, 2021	April 30, 2022
LVIP Global Aggressive Growth Allocation Managed Risk Fund	0.325%	0.575%	May 1, 2021	April 30, 2022
LVIP Invesco Select Equity Income Managed Volatility Fund[10]	0.565%	0.915%	May 1, 2021	April 30, 2022

6 Effective upon the adoption of the Delaware VIP Diversified Long-Term Income Series into the LVIP Delaware Diversified Long-Term Income Fund (the “Fund”) on May 1, 2021, LIAC agreed to limit the Fund’s Operating Expenses at the levels shown above for two years following the reorganization. The intended effect of this limit is to limit the Fund’s net annual fund operating expense ratio to 0.53% (for Standard class) and 0.83% (for Service class) until April 30, 2023. After April 30, 2023, LIAC may amend this expense limit only with the Board’s consent.

7 Effective upon the adoption of the Delaware VIP Smid Cap Core Series into the LVIP Delaware SMID Cap Core Fund (the “Fund”) on May 1, 2021, LIAC agreed to limit the Fund’s Operating Expenses at the levels shown above for two years following the reorganization. The intended effect of this limit is to limit the Fund’s net annual fund operating expense ratio to 0.80% (for Standard class) and 1.10% (for Service class) until April 30, 2023. After April 30, 2023, LIAC may amend this expense limit only with the Board’s consent.

8 Effective upon the adoption of the Delaware VIP High Yield Series into the LVIP Delaware High Yield Fund (the “Fund”) on May 1, 2021, LIAC agreed to limit the Fund’s Operating Expenses at the levels shown above for two years following the reorganization. The intended effect of this limit is to limit the Fund’s net annual fund operating expense ratio to 0.74% (for Standard class) and 1.04% (for Service class) until April 30, 2023. After April 30, 2023, LIAC may amend this expense limit only with the Board’s consent.

9 Effective upon the adoption of the Delaware VIP REIT Series into the LVIP Delaware REIT Fund (the “Fund”) on May 1, 2021, LIAC agreed to limit the Fund’s Operating Expenses at the levels shown above for two years following the reorganization. The intended effect of this limit is to limit the Fund’s net annual fund operating expense ratio to 0.83% (for Standard class) and 1.13% (for Service class) until April 30, 2023. After April 30, 2023, LIAC may amend this expense limit only with the Board’s consent.

10 Effective upon the reorganization of the Invesco Diversified Equity-Income Managed Volatility Fund into the LVIP Invesco Select Equity Income Managed Volatility Fund (the “Fund”) on May 24, 2019, LIAC agreed to limit the Fund’s Operating Expenses at the levels shown above for two years following the reorganization. The intended effect of this limit is to limit the Fund’s net annual fund operating expense ratio to 0.57% (for Standard class) and 0.92% (for Service class) until May 24, 2021. Effective May 1, 2020, LIAC will reduce the Fund’s expense limit to 0.565% (for Standard class) and 0.915% (for Service class) until at least May 24, 2021. After May 24, 2021, LIAC may amend this expense limit only with the Board’s consent.

EX-28(h)(3)(a)

LVIP FUND NAME	STANDARD CLASS EXPENSE LIMIT	SERVICE CLASS EXPENSE LIMIT	EFFECTIVE DATE	TERMINATION DATE
LVIP JPMorgan Retirement Income Fund	0.523%	0.773%	May 1, 2021	April 30, 2022
LVIP Loomis Sayles Global Growth Fund	0.77%	1.12%	May 1, 2021	April 30, 2022
LVIP MFS International Equity Managed Volatility Fund	0.135%	0.385%	May 1, 2021	April 30, 2022
LVIP Multi-Manager Global Equity Managed Volatility Fund	0.21%	0.56%	May 1, 2021	April 30, 2022
LVIP PIMCO Low Duration Bond Fund	0.54%	0.79%	May 1, 2021	April 30, 2022
LVIP SSGA Conservative Index Allocation Fund	0.20%	0.45%	May 1, 2021	April 30, 2022
LVIP SSGA Emerging Markets Equity Index Fund	0.50%	0.75%	May 1, 2021	April 30, 2022
LVIP SSGA International Index Fund	0.39%	0.64%	April 1, 2021	April 30, 2022
LVIP SSGA International Managed Volatility Fund	0.245%	0.495%	May 1, 2021	April 30, 2022
LVIP SSGA Large Cap Managed Volatility Fund	0.245%	0.495%	May 1, 2021	April 30, 2022
LVIP SSGA Short-Term Bond Index Fund	0.3625%	0.6125%	May 1, 2021	April 30, 2022
LVIP SSGA Nasdaq-100 Index Fund	0.45%	0.70%	May 1, 2021	April 30, 2022
LVIP SSGA SMID Cap Managed Volatility Fund	0.245%	0.495%	May 1, 2021	April 30, 2022
LVIP T. Rowe Price 2010 Fund	0.27%	0.52%	May 1, 2021	April 30, 2022
LVIP T. Rowe Price 2020 Fund	0.24%	0.49%	May 1, 2021	April 30, 2022
LVIP T. Rowe Price 2030 Fund	0.25%	0.50%	May 1, 2021	April 30, 2022
LVIP T. Rowe Price 2040 Fund	0.26%	0.51%	May 1, 2021	April 30, 2022
LVIP T. Rowe Price 2050 Fund	0.27%	0.52%	May 1, 2021	April 30, 2022
LVIP T. Rowe Price 2060 Fund	0.27%	0.52%	May 1, 2021	April 30, 2022
LVIP U.S. Aggressive Growth Allocation Managed Risk Fund	0.315%	0.565%	May 1, 2021	April 30, 2022

EX-28(h)(3)(a)

LVIP FUND NAME	STANDARD CLASS EXPENSE LIMIT	SERVICE CLASS EXPENSE LIMIT	EFFECTIVE DATE	TERMINATION DATE
MASTER-FEEDER FUNDS
LVIP American Global Small Capitalization Fund	0.10% [11] Service II Class	N/A	May 1, 2021	April 30, 2022

11 Applies only to “Other Expenses” as such term is used in the Fund’s prospectus.

EX-28(h)(3)(a)

The parties hereto have caused this SCHEDULE A to be signed by their duly authorized officers as of June 23, 2021 and effective in accordance with the dates noted above.

LINCOLN INVESTMENT ADVISORS CORPORATION		LINCOLN VARIABLE INSURANCE PRODUCTS TRUST, on behalf of each of its Funds listed on Schedule A

By:	/s/ Jayson R. Bronchetti	By:	/s/ William P. Flory, Jr.
Name:	Jayson R. Bronchetti	Name:	William P. Flory, Jr.
Title:	President	Title:	Vice President & Chief Accounting Officer